Exhibit 99.1

NeoGenomics Reports First Quarter 2026 Results
First quarter total revenue increased 11% YoY to $187 million;
Clinical revenue grew 14%, including NGS growth of 26%;
Company announces increase in full-year 2026 revenue guidance to a range of $797-$803 million
Fort Myers, Florida (April 28, 2026) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of oncology diagnostic solutions that enable precision medicine, today announced its first quarter results for the period ended March 31, 2026.

First Quarter 2026 Financial Highlights As Compared To First Quarter 2025

•Consolidated revenue increased 11% to a first quarter record $187 million, driven by Clinical revenue growth of 14%

•Net loss decreased 34% to $17 million

•Adjusted EBITDA(1) was positive $9 million, an increase of 27% from prior year

First Quarter 2026 Operating Highlights

•Launched RaDaR® ST, a circulating tumor DNA (ctDNA) assay for detecting molecular residual disease (MRD), which we estimate represents a $20 billion addressable market, growing at 30% annually, which we believe is less than 10% penetrated.

•Announced a favorable MolDX coverage decision for PanTracer™ LBx, its blood-based comprehensive genomic profiling (CGP) test designed to support therapy selection and clinical trial enrollment in patients with advanced solid tumors.

•Introduced PanTracer Pro, a new addition to the PanTracer® Family, designed to help clinicians navigate increasingly complex molecular testing workflows to make informed decisions for patients with advanced-stage solid tumors.

“The first quarter of 2026 was a truly transformational one for NeoGenomics. We again delivered double-digit revenue growth while making meaningful strides in our efforts to bring the latest innovation in advanced cancer testing to the community setting,” stated Tony Zook, Chief Executive Officer of NeoGenomics. “The full clinical launch of our RaDaR® ST MRD assay in February represents an important advancement in residual disease monitoring, which we estimate represents a $20 billion addressable market that is underpenetrated and growing rapidly. Additionally, we believe the receipt of MolDX reimbursement coverage for PanTracer LBx and the launch of PanTracer Pro addresses a significant need among our customers and complements our PanTracer Tissue offering, which has seen robust growth in test volumes over the past two years. These important additions further differentiate our portfolio, advancing our objective to deliver long-term predictable revenue growth while helping community providers achieve optimal outcomes for their patients.”
First-Quarter Results
Consolidated revenue for the first quarter of 2026 was $187 million, an increase of 11% over the same period in 2025. Average revenue per clinical test increased by 8% to $495 with 9% growth excluding recently acquired Pathline tests.
Consolidated gross profit for the first quarter of 2026 was $81 million, an increase of 10% compared to the first quarter of 2025. Consolidated gross profit margin, including amortization of acquired intangible assets and stock-
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based compensation expense, was 43%. Adjusted Gross Profit Margin(1), excluding amortization of acquired intangible assets and stock-based compensation expense, was 46%.
Operating expenses for the first quarter of 2026 were $99 million, a decrease of $2 million, or 2%, compared to the first quarter of 2025.
Net loss for the quarter decreased by $9 million, or 34%, to $17 million compared to net loss of $26 million for the first quarter of 2025.
Adjusted EBITDA(1) for the first quarter of 2026 increased by 27% to $9.0 million, compared to $7.1 million in the first quarter of 2025. Adjusted Net Income(1) was $1.4 million compared to Adjusted Net Loss(1) of $0.5 million in the first quarter of 2025.
Cash and cash equivalents and marketable securities totaled $146 million at quarter end.
(1) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net (Loss) Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
2026 Financial Guidance
The Company revised its full-year 2026 guidance, as initially issued on February 17, 2026 (in millions).

	FY 2025	Initial FY 2026 Guidance		Revised FY 2026 Guidance		YOY % Change from FY 2025
(in millions)	Actual	Low	High	Low	High	Low	High
Consolidated revenue	$727	$793	$801	$797	$803	10%	10%
Net loss	$(108)	$(63)	$(50)	$(63)	$(50)	42%	54%
Adjusted EBITDA	$43	$55	$57	$55	$57	27%	31%
Conference Call
The Company has scheduled a webcast and conference call to discuss its first quarter 2026 results on Tuesday, April 28, 2026 at 4:30 p.m. Eastern Time. To access the live call via telephone, interested investors should dial (888) 506-0062 (domestic) or (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 750346. The live webcast may be accessed by visiting the Investor Relations section of our website at ir.neogenomics.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the Company’s website.
About NeoGenomics, Inc.
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, serving oncologists, pathologists, hospital systems, academic centers, and pharmaceutical firms with innovative diagnostic and predictive testing to help them diagnose and treat cancer. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, United Kingdom.
We routinely post information that may be important to investors on our website at https://www.neogenomics.com. Information on, or accessible through, our website is not incorporated by reference into, and is not a part of, this release or any other report or document that we may file with the Securities and Exchange Commission (“SEC”).
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “enable,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements
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include statements regarding the Company’s strategy, planned future operations and related expectations with respect to timing and performance, future financial position, future revenues, growth potential and expected growth drivers, projected costs and capital expenditures, prospects and plans, and estimates of market size and position, as well as statements regarding the design and expected capabilities of the Company's test offerings and the objectives of management. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to execute on its strategic priorities, to enter new markets and increase market share in both current and new markets, to assemble and maintain an effective executive team, to continue gaining new customers, develop and commercialize new types of tests, integrate its acquisitions, manage the effects of seasonality, execute on its long-range strategic priorities and otherwise implement its business plans, as well as the potential impact of evolving regulatory requirements related to laboratory developed tests, the impact of tariffs and trade policy uncertainty on the Company's supply chain and costs, and any potential reimbursement changes by the government and commercial payors, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and filed with the SEC on February 17, 2026, as well as subsequently filed Quarterly Reports on Form 10-Q and the Company's other filings with the SEC.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investor Contact
InvestorRelations@neogenomics.com

Media Contact
Andrea Sampson
asampson@sampsonprgroup.com

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2026 (unaudited)	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$146,143	$159,618
Accounts receivable, net	167,424	159,242
Inventories	29,837	28,566
Prepaid assets	23,666	21,443
Other current assets	6,614	7,417
Total current assets	373,684	376,286
Property and equipment, net	83,659	84,834
Operating lease right-of-use assets	76,703	78,444
Intangible assets, net	278,895	286,528
Goodwill	523,995	524,344
Other assets	9,595	9,394
Total non-current assets	972,847	983,544
Total assets	$1,346,531	$1,359,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$79,762	$83,524
Current portion of operating lease liabilities	4,828	4,776
Total current liabilities	84,590	88,300
Long-term liabilities
Operating lease liabilities	61,461	62,822
Convertible senior notes, net	342,240	341,858
Deferred income tax liabilities, net	17,450	18,219
Other long-term liabilities	12,030	12,069
Total long-term liabilities	433,181	434,968
Total liabilities	$517,771	$523,268
Stockholders’ equity
Total stockholders' equity	$828,760	$836,562
Total liabilities and stockholders’ equity	$1,346,531	$1,359,830

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
NET REVENUE	$186,672	$168,035

COST OF REVENUE	105,808	94,789

GROSS PROFIT	80,864	73,246
Operating expenses:
General and administrative	65,741	68,207
Research and development	9,534	10,181
Sales and marketing	23,830	22,683
Total operating expenses	99,105	101,071
LOSS FROM OPERATIONS	(18,241)	(27,825)
Interest income	(1,273)	(3,721)
Interest expense	598	1,618
Other expense (income), net	12	(65)
Loss before taxes	(17,578)	(25,657)
Income tax (benefit) expense	(472)	266
NET LOSS	$(17,106)	$(25,923)

NET LOSS PER SHARE
Basic	$(0.13)	$(0.20)
Diluted	$(0.13)	$(0.20)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	129,166	127,376
Diluted	129,166	127,376

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,106)	$(25,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,780	9,366
Amortization of intangibles	7,633	8,362
Stock-based compensation	9,636	10,754
Non-cash operating lease expense	1,720	1,584
Other adjustments	402	772
Changes in assets and liabilities, net	(19,202)	(30,242)
Net cash used in operating activities	(8,137)	(25,327)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of marketable securities	—	8,060
Purchases of property and equipment	(5,000)	(4,500)
Net cash (used in) provided by investing activities	(5,000)	3,560
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock, net	(338)	949
Net cash (used in) provided by financing activities	(338)	949
Net change in cash and cash equivalents	(13,475)	(20,818)
Cash and cash equivalents, beginning of period	159,618	367,012
Cash and cash equivalents, end of period	$146,143	$346,194

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Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, in order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results and may exclude items that are significant to understanding and assessing the Company's financial results. Therefore, these measures should not be considered measures of liquidity or considered in isolation or as an alternative to other measures of the Company's profitability or performance under GAAP. The Company's presentation of non-GAAP financial measures is unlikely to be comparable to similarly-titled non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Financial Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest income, (ii) interest expense, (iii) income tax (benefit) or expense, (iv) depreciation and amortization expense, (v) stock-based compensation expense, and, if applicable in a reporting period, (vi) CEO transition costs, (vii) acquisition and integration related expenses, (viii) intellectual property (“IP”) litigation costs, and (ix) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization of acquired intangible assets, and (ii) stock-based compensation expense.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) amortization of intangible assets, (ii) stock-based compensation expense, and, if applicable in a reporting period, (iii) CEO transition costs, (iv) acquisition and integration related expenses, (v) IP litigation costs, and (vi) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

The following tables present reconciliations of the Company's non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
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Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net loss (GAAP)	$(17,106)	$(25,923)
Adjustments to net loss:
Interest income	(1,273)	(3,721)
Interest expense	598	1,618
Income tax (benefit) expense	(472)	266
Depreciation	8,780	9,366
Amortization of intangibles	7,633	8,362
EBITDA (non-GAAP)	$(1,840)	$(10,032)
Further adjustments to EBITDA:
CEO transition costs(1)	—	2,193
Acquisition and integration related expenses(2)	806	1,172
Stock-based compensation expense	9,636	10,754
IP litigation costs(3)	—	2,983
Other significant expenses, net(4)	402	—
Adjusted EBITDA (non-GAAP)	$9,004	$7,070
_________________
(1) For the three months ended March 31, 2025, CEO transition costs include severance costs, executive retention costs, and executive search costs. There were no such costs for the three months ended March 31, 2026.
(2) For the three months ended March 31, 2026, acquisition and integration related expenses include severance costs. For the three months ended March 31, 2025, acquisition and integration related expenses include legal and consulting costs.
(3) For the three months ended March 31, 2025, IP litigation costs include legal fees. There were no such costs for the three months ended March 31, 2026.
(4) For the three months ended March 31, 2026, other significant (income) expenses, net, includes executive retention costs, severance costs, and fees related to non-recurring legal matters. There were no such costs for the three months ended March 31, 2025.

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Reconciliation of Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025	% Change
Consolidated:
Total revenue (GAAP)	$186,672	$168,035	11.1%

Cost of revenue (GAAP)	$105,808	$94,789	11.6%
Adjustments to cost of revenue(1)	(4,951)	(5,325)
Adjusted cost of revenue (non-GAAP)	$100,857	$89,464	12.7%

Gross profit (GAAP)	$80,864	$73,246	10.4%
Adjusted gross profit (non-GAAP )	$85,815	$78,571	9.2%

Gross profit margin (GAAP)	43.3%	43.6%
Adjusted gross profit margin (non-GAAP)	46.0%	46.8%
_______________
(1) Cost of revenue adjustments for the three months ended March 31, 2026, includes $4.6 million of amortization of acquired intangible assets and $0.3 million of stock-based compensation. Cost of revenue adjustments for the three months ended March 31, 2025, includes $4.9 million of amortization of acquired intangible assets and $0.4 million of stock-based compensation.

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Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss
and GAAP EPS to Non-GAAP Adjusted EPS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net loss (GAAP)	$(17,106)	$(25,923)
Adjustments to net loss, net of tax:
Amortization of intangibles	7,633	8,362
CEO transition costs(1)	—	2,193
Acquisition and integration related expenses(2)	806	1,172
Stock-based compensation expense	9,636	10,754
IP litigation costs(3)	—	2,983
Other significant expenses, net(4)	402	—
Adjusted net income/(loss)	$1,371	$(459)

Net loss per common share (GAAP)
Diluted EPS	$(0.13)	$(0.20)
Adjustments to diluted loss income per share:
Amortization of intangibles	0.06	0.07
CEO transition costs(1)	—	0.02
Acquisition and integration related expenses(2)	0.01	0.01
Stock-based compensation expense	0.07	0.08
IP litigation costs(3)	—	0.02
Other significant expenses, net(4)	0.01	—
Rounding and impact of diluted shares in adjusted diluted shares(5)	(0.01)	—
Adjusted diluted EPS (non-GAAP)	$0.01	$—

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	129,166	127,376
Dilutive effect of options, restricted stock, and converted shares(6)(7)	—	—
Adjusted diluted shares outstanding (non-GAAP)	129,166	127,376
_______________
(1) For the three months ended March 31, 2025, CEO transition costs include severance costs, executive retention costs, and executive search costs. There were no such costs for the three months ended March 31, 2026.
(2) For the three months ended March 31, 2026, acquisition and integration related expenses include severance costs. For the three months ended March 31, 2025, acquisition and integration related expenses include legal and consulting costs.
(3) For the three months ended March 31, 2025, IP litigation costs include legal fees. There were no such costs for the three months ended March 31, 2026.
(4) For the three months ended March 31, 2026, other significant (income) expenses, net, includes executive retention costs, severance costs, and fees related to non-recurring legal matters. There were no such costs for the three months ended March 31, 2025.
(5) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(6) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(7) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.
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Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(in thousands, except per share amounts)
(unaudited)
GAAP net loss in 2026 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, (ii) stock-based compensation, and (iii) other one-time expenses. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share.
The following table reconciles the Company’s 2026 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2026
	Low Range	High Range
Net loss (GAAP)	$(63,000)	$(50,000)
Amortization of intangibles	30,000	30,000
Stock-based compensation expenses	43,000	40,000
Other one-time expenses	11,000	7,000
Adjusted net income (non-GAAP)	21,000	27,000
Interest and taxes	(5,000)	(6,000)
Depreciation	39,000	36,000
Adjusted EBITDA (non-GAAP)	$55,000	$57,000

Net loss per diluted share (GAAP)	$(0.48)	$(0.38)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.23	0.23
Stock-based compensation expenses	0.33	0.31
Other one-time expenses	0.08	0.05
Rounding and impact of diluted shares in adjusted diluted shares(1)	—	—
Adjusted diluted EPS(1) (non-GAAP)	$0.16	$0.21

Weighted average assumed shares outstanding in 2026:
Diluted shares (GAAP)	130,000	130,000
Options, restricted stock, and converted shares not included in diluted shares(2)	—	—
Adjusted diluted shares outstanding (non-GAAP)	130,000	130,000
_________________
(1) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(2) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

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Supplemental Information
Clinical Tests Performed and Revenue
(unaudited)

	Three Months Ended March 31, 2026
	2026	2025	% Change
Clinical including Pathline(1):
Number of tests performed	345,679	326,163	6.0%
Average revenue/test	$495	$459	7.8%

Clinical excluding Pathline(2):
Number of tests performed	335,155	326,163	2.8%
Average revenue/test	$501	$459	9.2%
_________________
(1) Excludes tests and revenue related to non-clinical activity.
(2) Excludes tests and revenue related to Pathline and non-clinical activity.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912